FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street
Charleston, S. C. 29401
843-529-5933

December 22, 2000

Dear Shareholder:

You are cordially invited to attend the 2001 Annual Meeting of Shareholders of First Financial Holdings, Inc. to be held at the Corporation's main office, 34 Broad Street, Charleston, South Carolina, on Wednesday, January 31, 2001, at 5:30 p.m., South Carolina time.

The Notice of Annual Meeting of Shareholders and Proxy Statement on the following pages describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of the Corporation. Directors and officers of the Corporation, as well as a representative of KPMG LLP, the Corporation's independent auditors, will be present to respond to any questions shareholders may have.

To ensure proper representation of your shares at the meeting, please sign, date and return the enclosed proxy ballot in the enclosed postage-prepaid envelope as soon as possible, even if you currently plan to attend the meeting. This will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the meeting.

Sincerely,

A. Thomas Hood
President and Chief Executive Officer

FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street
Charleston, South Carolina 29401
843-529-5933

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
JANUARY 31, 2001

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders ("Meeting") of First Financial Holdings, Inc. ("Corporation") will be held at the main office of the Corporation at 34 Broad Street, Charleston, South Carolina, on Wednesday, January 31, 2001, at 5:30 p.m., South Carolina time, for the following purposes:

  To elect three directors of the Corporation;
  To approve the First Financial Holdings, Inc. 2001 Stock Option Plan; and
  To consider and act upon other matters as may properly come before the Meeting or any adjournments thereof.

NOTE: The Board of Directors is not aware of any other business to come before the Meeting.

Any action may be taken on the foregoing proposal at the Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Meeting may be adjourned. Shareholders of record at the close of business on November 30, 2000, are entitled notice of and to vote at the Meeting and any adjournments or postponements thereof.

You are requested to complete and sign the enclosed Proxy, which is solicited by the Board of Directors, and to mail it promptly in the enclosed envelope. The Proxy will not be used if you attend and vote in person at the Meeting.

BY ORDER OF THE BOARD OF DIRECTORS

Phyllis B. Ainsworth
Secretary

Charleston, South Carolina
December 22, 2000

IMPORTANT: THE PROMPT RETURN OF YOUR SIGNED PROXY WILL SAVE THE CORPORATION THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT
OF
FIRST FINANCIAL HOLDINGS, INC.
34 Broad Street
Charleston, South Carolina 29401
843-529-5933

ANNUAL MEETING OF SHAREHOLDERS
JANUARY 31, 2001

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of First Financial Holdings, Inc. ("First Financial" or "Corporation") to be used at the Annual Meeting of Shareholders of the Corporation ("Meeting"). The Meeting will be held at the Corporation's main office at 34 Broad Street, Charleston, South Carolina, on Wednesday, January 31, 2001, at 5:30 p.m., South Carolina time. The accompanying Notice of Annual Meeting of Shareholders and this Proxy Statement are first being mailed to shareholders on or about December 22, 2000.

First Financial operates as a multiple savings and loan holding company for First Federal Savings and Loan Association of Charleston, Charleston, South Carolina ("First Federal") and Peoples Federal Savings and Loan Association, Conway, South Carolina ("Peoples Federal") (together, the "Banking Subsidiaries").

VOTING AND PROXY PROCEDURE

Shareholders Entitled to Vote.

Shareholders of record as of the close of business on November 30, 2000, are entitled to one vote for each share then held. Shareholders are not permitted to cumulate their votes for the election of directors. As of November 30, 2000, the Corporation had 13,324,348 shares of common stock ("Common Stock") issued and outstanding.

Quorum.

The presence, in person or by proxy, of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Meeting. Abstentions and broker non-votes will be counted as shares present and entitled to vote at the Meeting for purposes of determining the existence of a quorum.

Voting.

The Board of Directors solicits proxies so that each shareholder has the opportunity to vote on the proposal to be considered at the Meeting. When a proxy card is returned properly signed and dated, the shares represented thereby will be voted in accordance with the instructions on the proxy card. Where no instructions are indicated, proxies will be voted FOR the nominees for directors set forth below and FOR the approval of the adoption of the First Financial Holdings, Inc. 2001 Stock Option Plan. If a shareholder of record attends the Meeting, he or she may vote by ballot.

The directors to be elected at the Meeting will be elected by a plurality of the votes cast by shareholders present in person or by proxy and entitled to vote. Pursuant to the Company's Certificate of Incorporation, shareholders are not permitted to cumulate their votes for the election of directors. Votes may be cast for or withheld from each nominee. Votes that are withheld and broker non-votes will have no effect on the outcome of the election because directors will be elected by a plurality of the votes cast.

With respect to the other proposals to be voted upon at the Meeting, shareholders may vote for or against a proposal or may abstain from voting. Approval of the adoption of the 2001 Stock Option Plan will require the affirmative vote of a majority of the outstanding shares of Common Stock present in person or by proxy at the Meeting and entitled to vote. Abstentions will be counted and will have the same effect as a vote against the proposal; broker non-votes will be disregarded and will have no effect on the outcome of the proposal.

Revocation of a Proxy.

Shareholders who execute proxies retain the right to revoke them at any time. Proxies may be revoked by written notice delivered in person or mailed to the Corporate Secretary of the Company or by filing a later dated and signed proxy prior to a vote being taken on a proposal at the Meeting. Attendance at the Meeting will not automatically revoke a proxy, but a shareholder in attendance may request a ballot and vote in person, thereby revoking a prior granted proxy.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

Persons and groups owning in excess of 5% of the Corporation's Common Stock are required to file certain reports disclosing such ownership pursuant to the Securities Exchange Act of 1934, as amended ("1934 Act"). Based upon such reports, the following table sets forth, as of September 30, 2000, certain information as to those persons who were beneficial owners of more than 5% of the outstanding shares of Common Stock. Management knows of no persons other than those set forth below who owned more than 5% of the Corporation's outstanding shares of Common Stock at September 30, 2000. The table also sets forth information as to the shares of Common Stock beneficially owned by each director of the Corporation, by the Chief Executive Officer of the Corporation, by the Corporation's or the Banking Subsidiaries' four other most highly compensated executive officers ("Named Executive Officers") and by all executive officers and directors of the Corporation as a group.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1,3]	Percent of Shares of Capital Stock Outstanding

Dimensional Fund Advisors, Inc. [2] 1299 Ocean Avenue 11th Floor Santa Monica, California 90401	771,600	5.79%

Non-Employee Directors

Gary C. Banks, Jr.	58,529	[4]
Paula Harper Bethea	11,483	[4]
Paul G. Campbell, Jr.	19,687	[4]
A. L. Hutchinson, Jr.	184,982	1.39%
Thomas J. Johnson	11,309	[4]
James C. Murray	43,590	[4]
D. Kent Sharples	35,216	[4]
D. Van Smith	56,286	[4]

Named Executive Officers

A. Thomas Hood	218,793	1.64%
George N. Magrath, Jr.	74,370	[4]
Charles F. Baarcke, Jr.	73,522	[4]
John L. Ott, Jr.	137,537	[4]
Susan E. Baham	102,329	[4]

All Directors and Executive Officers as a group (13 persons)	1,027,633	7.54%

[1]

Unless otherwise indicated, all shares are owned directly by the named persons or by the persons indirectly through spousal ownership, or through a trust, corporation or association, or as custodians or trustees for the shares of minor children. The named persons effectively exercise voting and investment power over such shares.

[2]

Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is deemed to have beneficial ownership of 771,600 shares of the Corporation's Common Stock as of September 30, 2000. Dimensional furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. These investment companies and investment vehicles are collectively referred to as the "Portfolios". In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Corporation described in this schedule that are owned by the Portfolios. All securities reported in this schedule are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.

[3]

Includes options awarded under the Corporation's Directors Stock Options-for-Fees Plan that are exercisable within 60 days of November 30, 2000, for the following directors: Mr. Banks-28,176 shares; Mrs. Bethea-8,866 shares; Mr. Campbell-8,734 shares; Mr. Johnson-4,919 shares; Mr. Murray-36,966 shares; Dr. Sharples-25,817 shares; and Mr. Smith-4,909 shares. The total also includes 61,600; 30,600; 18,800; 39,100; 33,900 and 302,387 shares of Common Stock that may be received upon the exercise of stock options, which are exercisable within 60 days of November 30, 2000, for Messrs. Hood, Magrath, Baarcke, Ott and Mrs. Baham and all executive officers and directors as a group, respectively.

[4]	Less than one percent.

PROPOSAL I - ELECTION OF DIRECTORS

The Corporation's Board of Directors ("Board") is currently composed of nine members. At the Meeting, three directors will be elected to serve for a three-year period, or until their respective successors have been elected and qualified. The Nominating Committee has nominated for election as directors Gary C. Banks, Jr., Paula Harper Bethea and Paul G. Campbell, Jr. each for three-year terms. All nominees are currently members of the Board.

If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board may recommend or the Board may amend the Bylaws and reduce the size of the Board. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES FOR ELECTION AS DIRECTORS OF THE CORPORATION.

The following table sets forth certain information regarding the nominees for election at the Annual Meeting as well as information regarding those directors continuing in office after the Annual Meeting.

Name	Age [1]	Year First Elected Director [2]	Year Term Expires
Board Nominees
Gary C. Banks, Jr.[3]	66	1987	2004 [4]
Paula Harper Bethea [3]	45	1996	2004 [4]
Paul G. Campbell, Jr. [3]	54	1991	2004 [4]
Directors Continuing in Office
Thomas J. Johnson[5]	50	1998	2002
James C. Murray [3]	61	1991	2002
D. Kent Sharples	57	1992[6]	2002
D. Van Smith [3]	69	1968	2002
A. Thomas Hood [3,5]	54	1987	2003
A. L. Hutchinson, Jr. [3,5]	66	1985	2003

[1]		As of September 30, 2000.
[2]		Includes prior service, as applicable, on the Board of Directors of First Federal.
[3]		Also serves as a Director of First Federal.
[4]		Assuming re-election at the Meeting.
[5]		Also serves as a Director of Peoples Federal.
[6]		Does not include prior service on Board of Directors of Peoples Federal.

The following discussion presents information with respect to the nominees at the Meeting:

GARY C. BANKS, JR. was elected to First Federal=s Board of Directors in 1987 and to First Financial=s Board of Directors in January 1988. He is a Director and retired Executive Vice President of Banks Construction Company, which specializes in highway construction. A graduate of the University of South Carolina, he is a member of several professional organizations and serves on the Board of Directors of the Saul Alexander Foundation and the SCANA Advisory Board.

PAULA HARPER BETHEA joined First Federal's and First Financial's Boards of Directors in 1996. She is the Director of Client Relations and Development for Bethea, Jordan & Griffin, P.A. of Hilton Head Island, South Carolina, a law firm. A native of Hampton County, Mrs. Bethea is a graduate of the University of South Carolina. Currently she is Chairman Emeritus of the Board of Governors of United Way America and a Board member of United Way International. She is a Board member and past Chairman of United Way of South Carolina and past Chairman of the Hilton Head Island Chamber of Commerce and is immediate past Chairman of the Board of the South Carolina Chamber of Commerce, Columbia College and is Chairman of the Cardiovascular Research Institute at the Medical University of South Carolina. She served in 1991 on the State Chamber's Task Force for Restructuring State Government and was a member and a Subcommittee Chairman of the Governor's Commission on Restructuring. Governor Campbell presented the Order of the Palmetto, South Carolina's highest award for volunteer service, to her in 1992.

PAUL G. CAMPBELL, JR. was elected to First Financial=s and First Federal=s Boards of Directors in 1991. He is Executive Vice President of Alcoa-Mt. Holly, a leading primary aluminum reduction company in the United States. He is a graduate of Clemson University and received a masters degree from Jacksonville University. In addition to membership in several professional organizations, Mr. Campbell is past President of the American Institute of Mining, Metallurgical and Petroleum Engineers, a global professional society. He is past President of the Coastal Carolina Council of the Boy Scouts of America, Charleston Trident United Way, Berkeley County Chamber of Commerce, the Minerals, Metals and Material Society (TMS) and TMS Foundation. He is past Chairman of the South Carolina Chamber of Commerce. He is on the Board of Governors of the School of Business and Economics of the College of Charleston, the Board of Visitors for Clemson University, the Clemson Engineering Advisory Board and the Trident Technical College Foundation.

The present principal occupation and other business experience during the last five years of each director continuing in office is set forth below:

A. Thomas Hood has been President and Chief Executive Officer of the Corporation since July 1, 1996, and of First Federal since February 1, 1995. Previously, he served in various capacities for the Corporation and First Federal.

A. L. Hutchinson, Jr. has been Vice Chairman of the Corporation and First Federal since February 1, 1995 and Chairman of Peoples Federal since July 1, 1999. Previously, he served as President and Chief Executive Officer and in other various capacities for the Corporation and First Federal.

Thomas J. Johnson is President, Chief Executive Officer and Owner of F & J Associates, a company that owns and operates automobile dealerships in five southeastern states.

James C. Murray is a Registered Professional Engineer and retired President, Chief Executive Officer and Chairman of the Board of Directors of Utilities Construction Company, Inc. and its subsidiaries, an electrical contracting company specializing in high voltage electrical work and heavy industrial work in the Southeast.

D. Kent Sharples has been President of Daytona Beach Community College, Daytona Beach, Florida, since July 1999. From July 1980 to July 1999, Dr. Sharples was President of Horry-Georgetown Technical College, Conway, South Carolina.

D. Van Smith has been Chairman of the Board of the Corporation and First Federal since January 1988. He served as a Director of First Federal since 1968. He is Chairman and co-owner of Van Smith Company, Inc., a concrete company. Mr. Smith is also President and owner of Smith and Smith, Inc., an investment property company.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

The Board conducts its business through meetings of the Board of Directors and through its committees. During the fiscal year ended September 30, 2000, the Board held 15 meetings. No director of First Financial attended less than 75% of the total meetings of the Board and committee meetings on which such Board member served during this period for the Corporation.

The Executive Committee of the Corporation, composed of Messrs. Smith, Campbell, Hood and Hutchinson did not meet during the fiscal year ended September 30, 2000.

The Audit Committee of the Corporation, composed of Mrs. Bethea and Messrs. Banks, Johnson, Murray and Sharples, meets quarterly to study the findings of the Corporation's independent auditors and internal auditor and to evaluate policies and procedures relating to internal controls. This Committee met four times during the fiscal year ended September 30, 2000.

The Compensation/Benefits Committee of the Corporation, composed of Messrs. Banks, Campbell, Johnson, Murray, Sharples and Mrs. Bethea, reviews compensation policies and benefit plans of the Corporation, grants stock options and recommends compensation for senior management. This Committee held five meetings during the fiscal year ended September 30, 2000.

Article II, Section 14 of the Corporation's Bylaws provides that the Board shall act as a Nominating Committee for selecting the management nominees for election as directors. Such section of the Bylaws provides as follows: "No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by shareholders are made in writing and delivered to the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation." The Board held one meeting in its capacity as the Nominating Committee during the fiscal year ended September 30, 2000.

DIRECTORS' COMPENSATION

During the fiscal year ended September 30, 2000, non-management members of the Board of Directors of the Corporation received a fee of $8,040 except the Chairman, who received a fee of $9,600. Non-management members of the First Federal Board received $10,800 each during the fiscal year ended September 30, 2000, except the Chairman, who received $12,900. No additional fees are paid to directors who serve on the committees appointed by the Board. No fees are paid to officers of First Financial who serve on the Board of Directors of the Corporation. Non-management members of the Peoples Federal Board received a fee of $10,380 each during the fiscal year ended September 30, 2000, except for the Chairman, who received $12,600. The members of management who serve on the Peoples Federal Board receive no additional compensation.

Effective October 1, 1994, non-management directors of the Corporation, First Federal and Peoples Federal were offered the opportunity to participate in the 1994 Outside Directors Stock Options-for-Fees Plan, approved by shareholders at the January 25, 1995 Annual Meeting. In fiscal 2000, ten Directors (excluding Emeritus and Advisory Directors) participated in the Plan, deferring $105,520 in fees.

The Performance Equity Plan for Non-Employee Directors was approved by shareholders at the January 22, 1997 Annual Meeting of Shareholders. Performance targets for the fourth plan year resulted in the award of 3,841 shares to the ten directors of First Financial and First Federal.

MANAGEMENT REMUNERATION

Summary Compensation Table.

The following information is furnished for the Corporation's Chief Executive Officer and the four other most highly compensated executive officers during the fiscal year ended September 30, 2000.

SUMMARY COMPENSATION TABLE*
		Annual Compensation			Long-Term Compensation
				Other Annual Compen- sation ($)[2]	Awards	All Other Compensation ($) [3]
Name and Principal Position	Year	Salary ($)	Bonus[1] ($)		Stock Options (#)

A. Thomas Hood President and Chief Executive Officer of the Corporation and First Federal	2000	216,378	53,272	--	8,000	17,671
	1999	202,624	42,649	--	4,000	17,598
	1998	196,386	24,219	--	2,400	16,950
George N. Magrath, Jr. President and Chief Executive Officer of Peoples Federal	2000	141,483	--	--	7,000	11,423
	1999	132,120	--	--	3,500	10,816
	1998	128,281	15,616	--	2,000	10,618
Charles F. Baarcke, Jr. Senior Vice President of the Corporation and First Federal	2000	155,277	21,025	--	7,000	12,737
	1999	145,082	32,613	--	3,500	12,848
	1998	137,546	19,972	--	2,000	11,530
John L. Ott, Jr. Senior Vice President of the Corporation and First Federal	2000	158,485	40,204	--	7,000	14,767
	1999	148,518	36,535	--	3,500	15,174
	1998	143,879	18,557	--	2,000	14,639
Susan E. Baham Senior Vice President and Chief Financial Officer of the Corporation and First Federal	2000	153,450	23,099	--	7,000	15,142
	1999	128,706	19,491	--	3,500	13,772
	1998	113,414	11,463	--	2,000	11,547

*All compensation, except for the compensation of George N. Magrath, Jr., is paid by First Federal but allocated between the Corporation and First Federal based on approximate time spent by the Named Executive Officer on Corporation business. Mr. Magrath is compensated by Peoples Federal.

[1]	Reflects bonuses awarded for the fiscal year which were paid in subsequent fiscal year.
[2]	Excludes perquisites which did not exceed $50,000 or 10% of the salary and bonus.
[3]	Represents total 401(k) and profit sharing plan contributions paid by the Corporation.

Option Grants Table.

OPTION GRANTS IN LAST FISCAL YEAR
Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (10 years)
		% of Total Options Granted to Employees in Fiscal Year

Name	Options Granted (#)		Exercise Price ($/Sh)	Expiration Date
					5% ($)[1]	10% ($)[1]

A. Thomas Hood	4,000 4,000	2.7	17.00 14.00	11/23/09 6/22/10	42,760 35,200	108,360 89,240
George N. Magrath, Jr.	3,500 3,500	2.4	17.00 14.00	11/23/09 6/22/10	37,415 30,800	94,815 78,085
Charles F. Baarcke, Jr.	3,500 3,500	2.4	17.00 14.00	11/23/09 6/22/10	37,415 30,800	94,815 78,085
John L. Ott, Jr.	3,500 3,500	2.4	17.00 14.00	11/23/09 6/22/10	37,415 30,800	94,815 78,085
Susan E. Baham	3,500 3,500	2.4	17.00 14.00	11/23/09 6/22/10	37,415 30,800	94,815 78,085

[1]

The dollar amounts indicated in these columns are the result of calculations assuming 5% and 10% growth rates as required by the rules of the Securities and Exchange Commission ("SEC"). These growth rates are not intended by First Financial to forecast future appreciation, if any, of the price of First Financial Common Stock. The actual value, if any, realized by an executive officer will depend on the excess of the market price of the shares over the exercise price on the date the option is exercised.

Option Exercise Table.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES
Name	Shares Acquired on Exercise	Value Realized ($)	Number of Unexercised Options at Fiscal Year End Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options at Fiscal Year End[1] Exercisable/ Unexercisable ($)

A. Thomas Hood	-0-	-0-	61,600/--	331,876/--
George N. Magrath, Jr.	-0-	-0-	30,600/--	119,998/--
Charles F. Baarcke, Jr.	-0-	-0-	18,800/--	43,030/--
John L. Ott, Jr.	-0-	-0-	39,100/--	199,096/--
Susan E. Baham	-0-	-0-	33,900/--	148,869/--

[1]

The values shown equal the difference between the exercise price of unexercised in-the-money options and the closing market price ($15.313) of the underlying Common Stock at September 30, 2000. Options are in-the-money if the fair market value of the Common Stock exceeds the exercise price of the option.

During fiscal 1993, the Stock Option Committee established First Financial stock ownership guidelines for members of management. The desired level of stock ownership is based on the market value of the shares owned as a percentage of annual salary. The percentages are 400%, 200% and 100% for the President, Senior Vice Presidents and other members of management, respectively. Stock ownership goals are expected to be met within five years. When goals are met, additional stock options may be granted. All members of management have met stock ownership goals set by the Corporation, with the exception of eight management members, all of which have been management members for less than five years.

Employment Agreements.

First Federal entered into an employment agreement ("Agreement") with Mr. Hood on July 30, 1987, which Agreement was subsequently amended on September 29, 1988, October 1, 1993, and September 26, 1996, and includes First Financial as a party to the Agreement since 1993. Additionally, First Federal and First Financial entered into three-year Agreements with Messrs. Baarcke and Ott on October 1, 1993. On the same date, Peoples Federal and First Financial entered into an employment agreement with Mr. Magrath for a term of three years. On September 26, 1996, First Federal and First Financial entered into a three-year Agreement with Mrs. Baham. The Agreements of Messrs. Hood, Magrath, Baarcke, Ott and Mrs. Baham provide for a salary of not less than $175,620; $93,600; $104,220; $112,080 and $88,448 per annum, respectively, disability and retirement income benefits and bonus and other fringe benefits as may be approved by the Board. The terms of the Agreements may be extended for an additional 12 full calendar months upon action of the Boards of First Federal, Peoples Federal and First Financial, as appropriate, prior to the anniversary date of the Agreements. Each of the Agreements provides for termination for cause or in certain events specified by Office of Thrift Supervision regulations. Each of the Agreements is also terminable by First Federal, Peoples Federal or the Corporation without cause except that the affected employee would be entitled to the full amount of salary remaining under the term of the Agreement. In the event of a change in control (as defined in each Agreement) of the Corporation followed by the involuntary termination of employment (or voluntary termination of employment in certain circumstance) of the executive following such change in control, each Agreement provides for the payment to the employee of the greater of the salary which would have been received for the remainder of the Agreement or 2.99 times the average of the prior five years' salaries for Messrs. Hood, Magrath, Baarcke, Ott and Mrs. Baham. At September 30, 2000, Messrs. Hood, Magrath, Baarcke, Ott and Mrs. Baham would have received approximately $580,720; $356,952; $461,411; $424,574; and $330,337, respectively, if their employment were terminated subsequent to a change in control.

Report of the Compensation Committee.

The Compensation/Benefits Committees of the Boards of Directors of the Corporation, First Federal and Peoples Federal are composed entirely of independent directors. The Corporation's Committee is responsible for establishing and monitoring compensation policies of the Corporation and for reviewing and ratifying the actions of the Banking Subsidiaries' Compensation Committees. Performance of the Corporation and the individual is evaluated and compensation is set accordingly.

It is the policy of First Federal and Peoples Federal that the performance of senior management be evaluated using the same established criteria which are used for the staff and that the salary structure for the executive officers be included in the salary structure of the Banking Subsidiaries. The Committees are responsible for evaluating the performance of the Chief Executive Officers of the Banking Subsidiaries while the Chief Executive Officers of the Banking Subsidiaries evaluate the performance of other senior officers of the respective Banking Subsidiaries. Salary increases are recommended to the Committee based on these evaluations. The Committee reviews the evaluations and sets the salaries for the coming year.

The Compensation Committees' considerations include management skills, long-term performance, shareholder returns, operating results, asset quality, asset-liability management, regulatory compliance and unusual accomplishments as well as economic conditions and other external events that affect the operations of the Corporation and the Banking Subsidiaries. Compensation policies must promote the attraction and retention of highly qualified executives and the motivation of these executives to achieve financial and other goals that result in the success of the Corporation and the Banking Subsidiaries and the enhancement of long-term shareholder value.

In addition to salaries, the Corporation's compensation plan includes Profit Sharing Plan contributions and matching contributions to the 401(k) Plan, both of which are based on return on shareholders' equity. Stock options are also awarded periodically based on performance, length of service and salary grades. The awards of stock options should provide increased motivation to work for the success of the Corporation thereby increasing personal financial success. All options granted to executives and employees are exercisable at the closing price of the Corporation's stock on the date of grant.

In September 1996, the Board approved a management Performance Incentive Compensation Plan to become effective October 1, 1996. The purpose of the plan is to share the rewards of excellent performance with those managers who provide the knowledge, direction and work to accomplish results that are above expectations. Standards of measurement are developed annually, and the Banking Subsidiaries must meet the goals as identified in their strategic business plans.

Any incentive awards are supplements to annual compensation. No incentive bonus will be awarded for a fiscal year regardless of performance on individual factors if the Banking Subsidiaries' return on shareholders' equity is less than the approved minimum for that fiscal year. Participants in the plan are limited to executives who are responsible for directing functions which have significant impact on the growth and profitability of the Banking Subsidiaries and the Corporation.

Periodically, independent compensation consultants are engaged to review the salary levels of all members of management as compared with peers with comparable responsibilities in other companies. Results are reported to the Compensation/Benefits Committee.

During the fiscal year ended September 30, 2000, the base compensation for A. Thomas Hood, President and Chief Executive Officer of the Corporation, was $208,374, which represented a 3% increase from the previous fiscal year.

Submitted by the Compensation Committees of the Board of Directors:
PEOPLES FEDERAL SAVINGS AND LOAN ASSOCIATION	FIRST FEDERAL SAVINGS AND LOAN ASSOCIATION OF CHARLESTON
Thomas J. Johnson, Chairman	Paul G. Campbell, Jr., Chairman
A. L. Hutchinson, Jr.	Gary C. Banks, Jr.
Thomas E. Rogers, Jr.	Paula Harper Bethea
Henry M. Swink	James C. Murray

FIRST FINANCIAL HOLDINGS, INC.
James C. Murray, Chairman
Gary C. Banks, Jr.
Paula Harper Bethea
Paul G. Campbell, Jr.
Thomas J. Johnson
D. Kent Sharples

Compensation Committee Interlocks and Insider Participation.

The Board has a Compensation/Benefits Committee currently composed of Messrs. Murray, Banks, Campbell, Johnson, Sharples and Mrs. Bethea. Mr. Murray is presently the Committee's Chairman. The Committee reviews and ratifies the actions of the Compensation Committees of the Banking Subsidiaries. No member of the Corporation's Compensation Committee is a former or current officer or employee of the Corporation or any of its subsidiaries.

Report of the Audit Committee.

The Audit Committee of First Financial Holdings, Inc. Board of Directors (the Committee) is composed of five independent directors and operates under a written charter adopted by the Board of Directors (Exhibit B). The members of the Committee are Paula Harper Bethea (Chairman), Gary C. Banks, Jr., James C. Murray, Thomas J. Johnson and D. Kent Sharples. The Committee recommends to the Board of Directors the selection of the Corporation's independent accountants.

Management is responsible for the Corporation's internal controls and the financial reporting process. The independent accountants are responsible for performing an independent audit of the Corporation's consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Committee's responsibility is to monitor and oversee these processes.

In this context, the Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Corporation's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee discussed with the independent accountants matters required to be discussed by Statements of Auditing Standards No. 61 (Communication with Audit Committees).

The Corporation's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Committee discussed with the independent accountants that firm's independence.

Based upon Committee's discussions with management and the independent accountants and the Committee's review of the representation of management and the report of the independent accountants to the Committee, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Corporation's Annual Report on Form 10-K for the year ended September 30, 2000, filed with the SEC.

Paula Harper Bethea, Chairman
Gary C. Banks, Jr.
Thomas J. Johnson
James C. Murray
D. Kent Sharples

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE CORPORATION'S PREVIOUS FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE 1934 ACT THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

Performance Graph. The following graph shows a five year comparison of cumulative total returns for the Corporation, the CRSP Index for Nasdaq Stock Market (U.S. Companies) and the CRSP Peer Group Index for Nasdaq Stocks.*

	Sep-95	Sep-96	Sep-97	Sep-98	Sep-99	Sep-00
FIRST FINANCIAL HOLDINGS, INC.	$100.0	$102.0	$198.8	$181.8	$189.8	$174.5
CRSP Index for Nasdaq Stock Market (US Companies)	100.0	118.7	162.9	165.5	270.4	359.0
CRSP Peer Group Index for Nasdaq Stocks	100.0	117.6	203.0	197.6	191.7	209.1
(SIC 6030-6039 US Only) Savings Institutions
Notes:
A.	The lines represent monthly index levels derived from compounded daily returns that include all dividends.
B.	The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.	If the monthly interval, based on the fiscal year-end, is not a trading day, the preceding day is used.
D.	The index level for all series was set to $100.0 on 9/30/1995.
*Source: Center for Research in Security Prices (CRSP), the University of Chicago Graduate School of Business.

PROPOSAL II -- APPROVAL OF 2001 STOCK OPTION PLAN

General

On November 21, 2000, the Board of Directors of the Corporation adopted, subject to shareholder approval, the First Financial Holdings, Inc. 2001 Stock Option Plan (the "2001 Plan").

The objective of the 2001 Plan is to reward performance and build the participant's equity interest in the Corporation by providing long-term incentives and rewards to officers, key employees and other persons who provide services to the Corporation and its subsidiaries and who contribute to the success of the Corporation by their innovation, ability, industry, loyalty and exceptional service.

The Corporation presently maintains the 1997 Stock Option and Incentive Plan for the benefit of participating officers and employees. However, at present, only 73,148 shares are available for the grant of options under the existing plan. The Corporation believes that the availability of stock compensation programs is an important element of the Corporation's overall incentive compensation strategy and that the adoption of the 2001 Plan will assist the Corporation in meeting the objectives of such strategy.

The following summary is a brief description of the material features of the 2001 Plan. This summary is qualified in its entirety by reference to the 2001 Plan, a copy of which is attached as Exhibit A.

Summary of the 2001 Plan

Type of Stock Option Grants. The 2001 Plan provides for the grant of incentive stock options ("ISOs"), within the meaning of Section 422(b) of the Internal Revenue Code of 1986, as amended ("Code"), and Non-Qualified Stock Options ("NQSOs"), which do not satisfy the requirements for ISO treatment.

Administration. The 2001 Plan is administered by the Corporation's Board of Directors (or a committee designated by the Board). Subject to the terms of the 2001 Plan and resolutions of the Board, the Board interprets the 2001 Plan and is authorized to make all determinations and decisions thereunder. The Board also determines the individuals to whom stock options will be granted, the type and amount of stock options that will be granted, and the terms and conditions applicable to such grants.

Participants. All officers and employees of the Corporation and its subsidiaries are eligible to participate in the 2001 Plan.

Number of Shares of Common Stock Available. The Corporation has reserved 600,000 shares of Common Stock for issuance under the 2001 Plan in connection with the exercise of awards. Shares of Common Stock to be issued under the 2001 Plan will be either authorized but unissued shares, or reacquired shares held by the Corporation in its treasury. To the extent the Corporation utilizes authorized but unissued shares to fund the 2001 Plan, the interests of current shareholders will be diluted. If all options are granted through the use of authorized but unissued Common Stock, current shareholders would be diluted by approximately 4.5% based on the number of shares outstanding on November 30, 2000. Any shares subject to an award which expires or is terminated unexercised will again be available for issuance under the 2001 Plan.

Shares awarded under the 2001 Plan will be adjusted by the Board in the event of a reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or other change in corporate structure or the Common Stock of the Corporation.

Stock Option Grants. The exercise price of each ISO or NQSO will be at least equal to the fair market value of a share of Common Stock on the date of grant. The aggregate fair market value of ISO shares granted to any employee that may be exercisable for the first time by such employee during any calendar year (under all stock option plans of the Corporation and its subsidiaries) may not exceed $100,000.

The exercise price of an option may be paid in cash, Common Stock or other property, by the surrender of all or part of the option being exercised, by the immediate sale through a broker of the number of shares being acquired sufficient to pay the purchase price, or by a combination of these methods, as and to the extent permitted by the Board.

Under the 2001 Plan, no ISO is transferable other than by will or the laws of descent and distribution. Any other option shall be transferable by will, the laws of descent and distribution, a "domestic relations order," as defined in the Code, or a gift to any member of the participant's immediate family or to a trust for the benefit of one or more of such immediate family members. Options may become exercisable in full at the time of grant or at such other times and in such installments as the Board determines or as may be specified in the 2001 Plan. Options may be exercised during periods before and after the participant terminates employment, as the case may be, to the extent authorized by the Board or specified in the 2001 Plan. However, no ISO may be exercised after the tenth anniversary of the date the option was granted.

Effect of a Change in Control. In the event of a tender offer, exchange offer for shares, or a change in control (as defined in the 2001 Plan) of the Corporation, each outstanding stock option grant will become fully vested and immediately exercisable for a period of 60 days following the date of such change in control, after which any unexercised portion of the option shall revert to being vested as though no change in control had occurred. In addition, in the event of a merger or other corporate event in which the Corporation is not the surviving entity, the 2001 Plan provides that the participant may elect to receive the excess of the fair market value of the Common Stock underlying the option over the option's exercise price in cash or property, as determined in the Board's discretion.

Term of the 2001 Plan. The 2001 Plan will be effective only upon approval by the shareholders of the Corporation. The 2001 Plan will expire on the tenth anniversary of the effective date, unless terminated sooner by the Board.

Amendment of the Plan. The 2001 Plan allows the Board to amend, suspend or terminate the 2001 Plan without shareholder approval unless such approval is required to comply with a tax law or regulatory requirement.

Certain Federal Income Tax Consequences. The following brief description of the tax consequences of stock option grants under the 2001 Plan is based on federal income tax laws currently in effect and does not purport to be a complete description of such federal income tax consequences.

There are no federal income tax consequences either to the optionee or to the Corporation upon the grant of an ISO or a NQSO. On the exercise of an ISO during employment or within three months thereafter, the optionee will not recognize any income and the Corporation will not be entitled to a deduction, although the excess of the fair market value of the shares on the date of exercise over the option price is includible in the optionee's alternative minimum taxable income, which may give rise to alternative minimum tax liability for the optionee. Generally, if the optionee disposes of shares acquired upon exercise of an ISO within two years of the date of grant or one year of the date of exercise, the optionee will recognize ordinary income, and the Corporation will be entitled to a deduction, equal to the excess of the fair market value of the shares on the date of exercise over the option price (limited generally to the gain on the sale). The balance of any gain or loss will be treated as a capital gain or loss to the optionee. If the shares are disposed of after the two year and one year periods mentioned above, the Corporation will not be entitled to any deduction, and the entire gain or loss for the optionee will be treated as a capital gain or loss.

On exercise of a NQSO, the excess of the date-of-exercise fair market value of the shares acquired over the option price will generally be taxable to the optionee as ordinary income and deductible by the Corporation, provided the Corporation properly reports the income in respect of the exercise. The disposition of shares acquired upon the exercise of a NQSO will generally result in a capital gain or loss for the optionee, but will have no tax consequences for the Corporation.

New Plan Benefits.

Although the Corporation anticipates that option grants will be made to officers and employees following the effective date and during the term of the 2001 Plan, no specific determinations have been made regarding the timing, recipients, size or terms of individual awards.

Board of Directors Recommendation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 2001 PLAN.

COMPLIANCE WITH SECTION 16(a) OF THE 1934 ACT

Section 16(a) of the 1934 Act requires certain officers of the Corporation and its directors, and persons who beneficially own more than 10 percent of any registered class of the Corporation's equity securities, to file reports of ownership and changes in ownership with the SEC.

Based solely on a review of the reports and written representations provided to First Financial by the above-referenced persons, the Corporation believes that during the fiscal year ended September 30, 2000, all filing requirements applicable to its reporting officers, directors and greater than 10 percent beneficial owners were met.

TRANSACTIONS WITH MANAGEMENT

Applicable laws and regulations require that all loans or extensions of credit by the Banking Subsidiaries to executive officers and directors must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons (unless the loan or extension of credit is made under a benefit program generally available to all employees and does not give preference to any insider over any employee) and does not involve more than the normal risk of repayment or present other unfavorable features. The Banking Subsidiaries have adopted policies which comply with these provisions.

SHAREHOLDER PROPOSALS

Article II, Section 15 provides that any new business to be taken up at the annual meeting shall be stated in writing and filed with the Secretary of the Corporation in accordance with the provisions of the Corporation's Certificate of Incorporation. Article IX of the Certificate of Incorporation provides that notice of a shareholder's intent to make a nomination or present new business at the meeting ("shareholder notice") must be given not less than 30 days nor more than 60 days prior to any such meeting; provided, however, that if less than 31 days notice of the meeting is given to shareholders by the Corporation, a shareholder's notice shall be delivered or mailed, as prescribed, to the Secretary of the Corporation not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. If properly made, such nominations or new business shall be considered by shareholders at such meeting.

In order to be eligible for inclusion in the Corporation's proxy materials for next year's Annual Meeting of Shareholders, any shareholder proposal to take action at such meeting must be received at the Corporation's main office at 34 Broad Street, Charleston, South Carolina, no later than August 22, 2001. Any such proposals shall be subject to the requirements of the proxy rules adopted under the 1934 Act.

OTHER MATTERS

The Board of Directors of the Corporation is not aware of any business to come before the Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies. The cost of solicitation of proxies will be borne by the Corporation. In addition to solicitations by mail, directors, officers and regular employees of the Corporation may solicit proxies personally or by telegraph or telephone without additional compensation.

ANNUAL REPORTS TO SHAREHOLDERS

A copy of the Annual Report to Shareholders and the Annual Report on Form 10-K for the fiscal year ended September 30, 2000 are being mailed to each shareholder of record together with these proxy materials. THE ANNUAL REPORT ON FORM 10-K AND THE ANNUAL REPORT TO SHAREHOLDERS ARE NOT A PART OF THE CORPORATION'S SOLICITING MATERIAL.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Phyllis B. Ainsworth
Phyllis B. Ainsworth
Secretary
Charleston, South Carolina
December 22, 2000

EXHIBIT A

FIRST FINANCIAL HOLDINGS, INC.

2001 STOCK OPTION PLAN

1. Plan Purpose. The purpose of the Plan is to foster and promote the long-term success of the Corporation and its stockholders by providing officers and employees of the Corporation with an equity interest in the Corporation. The Plan will assist the Corporation in attracting and retaining the highest quality of experienced persons as officers and employees and in aligning the interests of such persons more closely with the interests of the Corporation's stockholders by encouraging such parties to maintain an equity interest in the Corporation.

2. Definitions. The following definitions are applicable to the Plan:

"Affiliate" -- means any "parent corporation" or "subsidiary corporation" of the Corporation, as such terms are defined in Section 424(e) and (f), respectively, of the Code.

"Award" -- means the grant by the Committee of an Incentive Stock Option, a Non-Qualified Stock Option, or any combination thereof, as provided in the Plan.

"Award Agreement" -- means the agreement evidencing the grant of an Award made under the Plan.

"Board" -- means the board of directors of the Corporation.

"Cause" -- means Termination of Service by reason of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties or gross negligence.

"Code" -- means the Internal Revenue Code of 1986, as amended.

"Committee" -- means the Committee referred to in Section 3 hereof.

"Corporation" -- means First Financial Holdings, Inc., a Delaware corporation, and any successor thereto.

"Disability" means any physical or mental injury or disease of a permanent nature which renders a Participant incapable of meeting the requirements of the employment or service performed by such Participant immediately prior to the commencement of such disability. The determination of whether a Participant is disabled shall be made by the Board in its sole and absolute discretion.

"Incentive Stock Option" -- means an option to purchase Shares granted by the Committee which is intended to qualify as an incentive stock option under Section 422(b) of the Code. Unless otherwise set forth in the Award Agreement, any Option which does not qualify as an Incentive Stock Option for any reason shall be deemed ab initio to be a Non-Qualified Stock Option.

"Market Value" -- means the average of the high and low quoted sales price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of a Share on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if on such date the Shares are not quoted on the Composite Tape, on the New York Stock Exchange, or if the Shares are not listed or admitted to trading on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which the Shares are listed or admitted to trading, or, if the Shares are not listed or admitted to trading on any such exchange, the closing price with respect to a Share on such date on the Nasdaq Stock Market, or any similar system then in use, or, if no such quotations are available, the fair market value on such date of a Share as the Committee shall determine.

"Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee which does not qualify, for any reason, as an Incentive Stock Option.

"Option" -- means an Incentive Stock Option or a Non-Qualified Stock Option.

"Participant" -- means an officer or employee of the Corporation or any Affiliate who is selected by the Committee to receive an Award.

"Plan" -- means this First Financial Holdings, Inc. 2001 Stock Option Plan.

"Shares" -- means the shares of common stock, $0.01 par value, of the Corporation.

"Termination of Service" -- means cessation of service, for any reason, whether voluntary or involuntary, so that the affected individual is not either (i) an employee of the Corporation or any Affiliate for purposes of an Incentive Stock Option, or (ii) an officer or employee of the Corporation or any Affiliate for purposes of any other Award.

3. Administration. The Plan shall be administered by a Committee consisting of two or more members of the Board, each of whom (i) shall be an "outside director," as defined under Section 162(m) of the Code and the Treasury regulations thereunder, and (ii) shall be a "non-employee director," as defined under Rule 16(b) of the Securities Exchange Act of 1934 or any similar or successor provision. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan or by resolutions adopted by the Board, the Committee shall have sole and complete authority and discretion to (i) select Participants and grant Awards; (ii) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (iii) determine the terms and conditions upon which Awards shall be granted under the Plan; (iv) prescribe the form and terms of Award Agreements; (v) establish from time to time regulations for the administration of the Plan; and (vi) interpret the Plan and make all determinations deemed necessary or advisable for the administration of the Plan.

A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be acts of the Committee.

4. Shares Subject to Plan.

(a) Subject to adjustment by the operation of Section 6, the maximum number of Shares with respect to which Awards may be made under the Plan is 600,000 plus (i) the number of Shares repurchased by the Corporation in the open market or otherwise with an aggregate price no greater than the cash proceeds received by the Corporation from the exercise of Options granted under the Plan; plus (ii) any Shares surrendered to the Corporation in payment of the exercise price of Options granted under the Plan. The Shares with respect to which Awards may be made under the Plan may be either authorized and unissued Shares or previously issued Shares reacquired and held as treasury Shares. An Award shall not be considered to have been made under the Plan with respect to any Option which terminates, and new Awards may be granted under the Plan with respect to the number of Shares as to which such termination has occurred.

(b) During any calendar year, no Participant may be granted Awards under the Plan with respect to more than 100,000 Shares, subject to adjustment as provided in Section 6.

5. Awards. The Committee is hereby authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions not inconsistent with the provisions of the Plan and the requirements of applicable law as the Committee shall determine, including the granting of Options in tandem with other Awards under the Plan:

(i) Exercise Price. The exercise price per Share for an Option shall be determined by the Committee; provided, however, that such exercise price shall not be less than 100% of the Market Value of a Share on the date of grant of such Option.

(ii) Option Term. The term of each Option shall be fixed by the Committee, but shall be no greater than ten (10) years for either an Incentive Stock Option or a Non-Qualified Stock Option.

(iii) Time and Method of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part and the method or methods by which, and the form or forms (including, without limitation, cash, Shares, other Awards or any combination thereof, having a fair market value on the exercise date equal to the relevant exercise price) in which, payment of the exercise price with respect thereto may be made or deemed to have been made.

(iv) Incentive Stock Options. Incentive Stock Options may be granted by the Committee only to employees of the Corporation or its Affiliates.

(v) Termination of Service. Unless otherwise determined by the Committee and set forth in the Award Agreement evidencing the grant of the Option, upon Termination of Service of the Participant for any reason other than for Cause, all Options then currently exercisable shall remain exercisable for the lesser of (A) three years following such Termination of Service or (B) until the expiration of the Option by its terms. Upon Termination of Service for Cause, all Options not previously exercised shall immediately be forfeited.

6. Adjustments Upon Changes in Capitalization. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Corporation, the maximum aggregate number and class of shares and exercise price of the Award, if any, as to which Awards may be granted under the Plan and the number and class of shares and exercise price of the Award, if any, with respect to which Awards have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive. Except as otherwise provided herein, any Award which is adjusted as a result of this Section 6 shall be subject to the same terms and conditions as the original Award.

7. Effect of Merger on Options. In the case of any merger, consolidation or combination of the Corporation (other than a merger, consolidation or combination in which the Corporation is the continuing corporation and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property, or any combination thereof), any Participant to whom an Option has been granted shall have the additional right (subject to the provisions of the Plan and any limitation applicable to such Option), thereafter and during the term of each such Option, to receive upon exercise of any such Option an amount equal to the excess of the fair market value on the date of such exercise of the securities, cash or other property, or combination thereof, receivable upon such merger, consolidation or combination in respect of a Share over the exercise price of such Option, multiplied by the number of Shares with respect to which such Option shall have been exercised. Such amount may be payable fully in cash, fully in one or more of the kind or kinds of property payable in such merger, consolidation or combination, or partly in cash and partly in one or more of such kind or kinds of property, all in the discretion of the Committee.

8. Effect of Change in Control. Each of the events specified in the following clauses (i) through (iii) of this Section 8 shall be deemed a "change in control": (i) any third person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, shall become the beneficial owner of shares of the Corporation with respect to which 25% or more of the total number of votes for the election of the Board may be cast, (ii) as a result of, or in connection with, any cash tender offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Corporation shall cease to constitute a majority of the Board, or (iii) the stockholders of the Corporation shall approve an agreement providing either for a transaction in which the Corporation will cease to be an independent publicly-owned corporation or for a sale or other disposition of all or substantially all the assets of the Corporation. If a tender offer or exchange offer for Shares (other than such an offer by the Corporation) is commenced, or if a change in control shall occur, unless the Committee shall have otherwise provided in the Award Agreement, all Options granted and not fully exercisable shall become exercisable in full upon the happening of such event. Provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

9. Assignments and Transfers. No Incentive Stock Option granted under the Plan shall be transferable other than by will or the laws of descent and distribution. Any other Award shall be transferable by will, the laws of descent and distribution, a "domestic relations order," as defined in Section 414(p)(1)(B) of the Code, or a gift to any member of the Participant's immediate family or to a trust for the benefit of one or more of such immediate family members. During the lifetime of an Award recipient, an Award shall be exercisable only by the Award recipient unless it has been transferred as permitted hereby, in which case it shall be exercisable only by such transferee. For the purpose of this Section 9, a Participant's "immediate family" shall mean the Participant's spouse, children and grandchildren.

10. Employee Rights Under the Plan. No person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant, and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Corporation or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any Affiliate.

11. Delivery and Registration of Stock. The Corporation's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Committee shall determine to be necessary or advisable to comply with the provisions of the Securities Act of 1933 or any other federal, state or local securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under such Securities Act or other securities legislation. The Corporation shall not be required to deliver any Shares under the Plan prior to (i) the admission of such Shares to listing on any stock exchange on which Shares may then be listed and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

12. Withholding Tax. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Corporation shall have the right to require the Participant or such other person to pay the Corporation the amount of any taxes which the Corporation is required to withhold with respect to such Shares, or, in lieu thereof, to retain, or sell without notice, a number of such Shares sufficient to cover the amount required to be withheld. All withholding decisions pursuant to this Section 12 shall be at the sole discretion of the Committee or the Corporation.

13. Amendment or Termination.

(a) The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Corporation's shareholders if, when and to the extent such shareholder approval is necessary or required for purposes of any applicable federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if the Board, in its discretion, determines to seek such shareholder approval.

(b) The Committee may waive any conditions of or rights of the Corporation or modify or amend the terms of any outstanding Award. The Committee may not, however, amend, alter, suspend, discontinue or terminate any outstanding Award without the consent of the Participant or holder thereof, except as otherwise provided herein.

14. Effective Date and Term of Plan. The Plan shall become effective upon the later of its adoption by the Board or its approval by the shareholders of the Corporation. It shall continue in effect for a term of ten (10) years thereafter unless sooner terminated under Section 13 hereof.

Exhibit B

FIRST FINANCIAL HOLDINGS, INC.

AUDIT COMMITTEE CHARTER

May 25, 2000

Purpose of the Audit Committee

Members of the Corporation's Audit Committee ("Committee") are appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The primary duties and responsibilities of the Committee are to:

  Monitor the integrity of the financial reporting process and systems of internal controls regarding finance, accounting, regulatory, and legal compliance.
  Monitor the independence and performance of the external auditors and the internal auditing department.
  Provide an avenue of communication among the external auditors, management, the internal auditing department, and the Board of Directors.

The Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the external auditors as well as anyone in the organization.

Composition of the Committee

Committee members shall meet the requirements of the Nasdaq National Market. The Committee shall be comprised of at least three members as determined by the Board of Directors, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Committee Meetings

The Committee shall meet at least four times each year, and more frequently as circumstances dictate. The Committee Chairman (with input from committee members, management, and key Committee advisors) shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with Senior Management, the senior audit executive, the external auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least the Committee Chairman, should communicate with management and the external auditors quarterly to review the Corporation's financial statements and significant findings based upon the auditors' limited review procedures.

Committee Responsibilities and Duties

Review Procedures

  Review and reassess the adequacy of the Committee's charter at least annually. Submit the charter to the Board of Directors for approval and have the Charter published as an appendix in First Financial's proxy statement at least every three years in accordance with Securities and Exchange Commission regulations.
  Review the annual audited financial statements prior to filing or distribution. The review should include discussions with management and the external auditors of significant issues regarding accounting principles, practices, and judgments.
  In consultations with company management, the external auditors, and the internal auditors, consider the integrity of the Corporation's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the external auditors and the internal auditing department together with management's responses.
  Review with financial management and the external auditors the quarterly financial results of the Corporation prior to the release of earnings and/or the Corporation's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Corporation's accounting practices and any items required to be communicated by the external auditors in accordance with AICPA SAS 61.

  External Auditors
  The external auditors are ultimately accountable to the Committee and the Board of Directors. The Committee shall review the independence and performance of the external auditors and will annually recommend to the Board of Directors the appointment of the external auditors or approve any discharge of external auditors when circumstances warrant.
  Approve the fees and other significant compensation to be paid to the external auditors.
  On an annual basis, the Committee should review and discuss with the external auditors all significant relationships they have with the Corporation that could impair the external auditors' independence.
  Review the external auditors' audit plan and engagement letter -- discuss scope, staffing, locations, reliance upon management and internal audit, and their general audit approach.
  Prior to releasing the year-end earnings, discuss the results of the audit with the external auditors. Discuss certain matters that are required to be communicated to audit committees in accordance with AICPA SAS 61 as amended by AICPA SAS 90 relating to the conduct of the audit.
  Discuss with management and the external auditors the quality of the accounting principles and underlying estimates used in the preparation of the financial statements.

  Internal Audit Department

  Review the budget, plan, changes in the plan, activities, organizational structure, and qualifications of the internal audit department, as needed.
  Review the appointment, performance, and replacement of the senior internal audit executive.
  Review significant reports regarding the Corporation and its various subsidiaries and affiliates that are prepared by the internal audit department together with management's response and follow-up to these reports.

  Legal Compliance
  On at least an annual basis, review with the Corporation's legal counsel, any matters that could have a significant impact on the organization's financial statements, the Corporation's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  Other Committee Responsibilities
  Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Corporation's annual proxy statement.
  Perform any other activities consistent with this Charter, the Corporation's by-laws, and governing law, as the Committee or the Board of Directors deems necessary or appropriate.
  Maintain minutes of meetings and report on a quarterly basis (or more often, if necessary) to the Board of Directors on significant results of the foregoing activities.

X	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY
		FIRST FINANCIAL HOLDINGS, INC.		With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS			For
1. The election as directors of all nominees listed (except as marked to the contrary):
January 31, 2001
The undersigned hereby appoints Thomas J. Johnson and James C. Murray, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of capital stock of First Financial Holdings, Inc. (the "Corporation") which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "Meeting") to be held at the Corporation's main office, located at 34 Broad Street, Charleston, South Carolina on Wednesday, January 31, 2001, at 5:30 p.m., South Carolina time, and at any and all adjournments and postponements thereof.			Gary C. Banks, Jr., Paula Harper Bethea and Paul G. Campbell, Jr.
INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

			For	Against	Abstain
2. To approve the First Financial Holdings, Inc. 2001 Stock Option Plan

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment or postponement thereof.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL AND EACH OF THE NOMINEES LISTED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

Please be sure to sign and date this Proxy below:		Date:

The Board of Directors recommends a vote "FOR" the proposal and the election of the nominees listed above.
	Shareholder sign above	Co-holder (if any) sign above

Detach above card, sign, date and mail in postage paid envelope provided.

FIRST FINANCIAL HOLDINGS, INC.
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

Should the above signed be present and choose to vote at the Meeting or at any adjournments or postponements thereof, and after notification to the Secretary of the Corporation at the Meeting of the shareholder's decision to terminate this proxy, then the power of such attorneys or proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by filing a written notice of revocation with the Secretary of the Corporation or by duly executing a proxy bearing a later date.

The above signed acknowledges receipt from the Corporation, prior to the execution of this proxy, of notice of the Meeting, a Proxy Statement, an Annual Report to Shareholders and a Form 10-K.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.

PLEASE ACT PROMPTLY
SIGN, DATE & MAIL YOUR PROXY CARD TODAY